Exhibit 10.3

                             PHASE III MEDICAL, INC.
                             330 South Service Road
                                    Suite 120
                            Melville, New York 11747
                                  631.574.4955

August 12, 2005

Wayne A. Marasco, M.D., Ph.D.
Department of Cancer Immunology & AIDS
Dana-Farber Cancer Institute - Harvard Medical School
44 Binney Street
Boston, MA 02115

Dear Dr. Marasco:

            This letter agreement shall serve as an amendment (the "Amendment") to your letter agreement (the "Letter Agreement") with Phase III Medical, Inc. (the "Company") dated August 12, 2004 to serve as the Company's Senior Scientific Advisor. The terms of this Amendment were unanimously approved by the Board of Directors of the Company on May 4, 2005, subject to the approval of the Company's shareholders, which was obtained on July 20, 2005.

            The Letter Agreement is hereby amended as follows:

     1.   The Term is hereby extended from August 11, 2007 to August 11, 2008.
     2. The annual salary to which you are entitled under the Letter Agreement during the Term shall be equal to $110,000, $125,000 and $150,000, respectively, for each of the years ended August 11, 2006, August 11, 2007 and August 11, 2008.
     3. Under the Letter Agreement, you shall be entitled to an annual minimum bonus of $12,000 during the Term, payable in January of each year during the Term, commencing in January 2006.
     4. Eliminated in its entirety is your right to receive 5% of all collected revenues derived from the Company's royalty or other revenue sharing agreements (which right was subject to the limitation that the amount of such additional cash compensation and your annual salary do not exceed, in the aggregate, $200,000 per year).
     5. Your right to begin receiving all accrued but unpaid cash compensation under the Letter Agreement shall commence upon the Company's consummation of any financing, whether equity or otherwise, pursuant to which the Company raises a minimum of $1,500,000 after the Commencement Date.

            Except as provided herein, the Letter Agreement shall remain unchanged. Unless otherwise defined herein, initially capitalized terms used herein shall have the meaning set forth in the Letter Agreement. For our records, I would appreciate your countersigning the attached copy of this Amendment and returning the same to me at your earliest convenience.

                                         Sincerely,
                                         /s/ Mark Weinreb
                                         Mark Weinreb, President & CEO


Accepted and agreed to:
/s/ Wayne A. Marasco
Wayne A. Marasco, M.D., Ph.D.